                                 Schedule 10.37



         The Company has entered into an amendment to the Supplemental Executive Retirement Plan and Agreement ("SERP") of each of the following executive officers, the form of which is attached as Exhibit 10.37. The amendments are identical except as indicated below:

                                                         Amount Specified in new
  Executive          Effective Date of the Amendment     Article IV, paragraph 2
----------------     -------------------------------     -----------------------

Brian F. King                July 31, 2001                   $   250,000.00
Keith L. Lampert           September 26, 2001                    150,000.00
Harlan I. Press              July 31, 2001                        55,000.00
Urs W. Stampfli              July 31, 2001                        36,666.66



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                                                                   Exhibit 10.37


                                    AMENDMENT
                                     TO THE
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND AGREEMENT
                                       FOR

                              --------------------


         Amendment dated as of _____________, 2001 (this "Amendment") to the Supplemental Executive Retirement Plan and Agreement for ______________, dated as of April 19, 2000, by and between CONCORD CAMERA CORP., a New Jersey corporation (the "Employer") and _______________ (the "Executive").

         Reference is made to the Supplemental Executive Retirement Plan and Agreement for ________________ (the "Plan"), dated as of April 19, 2000, by and between the Employer and the Executive.

         The Plan is hereby amended as follows:

         1. Article IV (consisting of paragraphs 1 and 2) is hereby deleted and the following is substituted therefor:

                                     "Article IV Vesting

                  1. The balances in the Accounts shall vest as follows:

                           Account                      Vesting Date
                           -------                   --------------------

                           Account I                 January 1, 2001

                           Account II                January 1, 2002

                           Account III               January 1, 2003

     Upon the event of a Change in Control, the balances in the Accounts shall immediately vest. In addition, if the Executive's employment is terminated by the Employer without Cause, the balances in the Accounts shall immediately vest. In the event the Executive's employment with the Employer is terminated prior to the vesting of the balance in an Account for any other reason, the balance in such Account shall be immediately forfeited and the Executive shall have no further interests in such balance. For purposes of this Agreement, "Cause" shall mean "cause" as defined in the most recent employment agreement (the "Employment Agreement") between the Executive and the Employer and, in the absence of an Employment Agreement or in the absence of a definition of "Cause" in such Employment Agreement, "Cause" shall mean: (i) any continued failure by the Executive to obey the reasonable instructions of the Chairman and Chief

     Executive Officer of the Employer; (ii) continued neglect by the Executive of his duties and obligations as an employee of the Employer, or a failure to perform such duties and obligations to the reasonable satisfaction of the Chairman and Chief Executive Officer of the Employer; (iii) willful misconduct of the Executive or other actions in bad faith by the Executive which are to the detriment of the Employer or any of its subsidiaries or affiliates including, without limitation, conviction of a felony, embezzlement or misappropriation of funds or conviction of any act of fraud; or (iv) a breach of any material provision of the Employment Agreement not cured within 30 days after written notice thereof.

                  2. Notwithstanding anything herein to the contrary, in the event of a forfeiture of a balance in an Account, the Executive agrees that to the extent that the balance in the Account at the time of forfeiture is less than $___________, he shall immediately pay to the Employer an amount equal to such deficiency. The Employer, in its discretion, may reduce the amounts otherwise payable to the Executive under this Plan and Agreement by any deficiency owed to the Employer pursuant to the immediately preceding sentence."

     2. Paragraph 1 of Article V is hereby deleted and the following is substituted therefor:

                  "1. Except as otherwise provided in paragraph 2 of Article IV or in this Article V or in Article VI or VII, the vested balance in each Account shall be paid to the Executive in one of the two following methods at the election of the Executive: (a) a lump-sum payment to be paid at such time as is designated by the Executive or (b) annual installment payments over such period of years as may be designated by the Executive."

     3. Paragraph 6 of Article V is hereby deleted and the following is substituted therefor:

                  "6. Except as provided in this paragraph 6, the Executive shall have no right to modify in any way his election and designation made pursuant to paragraph 1 of this Article V with respect to an Account or, in the event of his failure to make such an election or designation, the default provisions of paragraph 3. Provided that a modification election is made at least 12 months prior to it becoming effective, the Executive may:

                           (a) delay the date on which a lump-sum payment from such Account shall be made;
                           (b) accelerate the date on which benefit distributions from any vested portion of an Account shall commence;
                           (c) change the form of benefit payment from such Account from a lump-sum payment to annual installment payments over such period of years as designated by the Executive;
                           (d)      change the form of benefit payment from such
                                    Account from annual installments to a
                                    lump-sum payment which shall be paid at the time designated by the Executive;



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


                           (e) delay the commencement of annual installment payments from such Account; or
                           (f) increase the period of years during which annual installments shall be made out of such Account."

         4. Paragraph 8 of Article V is hereby renumbered as Paragraph 9 and the following is inserted as new Paragraph 8:

                  "8. Notwithstanding any other provision of this Plan and Agreement to the contrary, in the event the Executive is determined to be subject to federal income tax on any balance in an Account prior to the time of distribution hereunder, an amount equal to the federal, state and local taxes (including any interest and penalties) owed on such taxable amount, shall be distributed from such Account to the Executive. A balance in an Account shall be determined to be subject to federal income tax upon the earliest of: (a) a final determination by the Internal Revenue Service addressed to the Executive which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service; or (c) a written opinion by the Employer's tax counsel, addressed to the Employer, to the effect that balance in an Account are subject to federal income tax prior to distribution."

         5. The foregoing amendments to the Plan are effective as of the ____ day of ______, 2001.

         In WITNESS WHEREOF, this Amendment has been duly executed by the Employer and by the Executive as of the date indicated above.

Witness:                                     CONCORD CAMERA CORP.


                                             By:
-------------------------------                  -------------------------------
                                                 Ira B. Lampert, Chairman,
                                                    Chief Executive Officer and
                                                    President


Witness:


-------------------------------              -----------------------------------



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